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                                                                      EXHIBIT 15

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-8) and related Prospectuses pertaining to the 1996 Stock Option Plan for Officers and Key Employees, the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc., the 1997 Premium Priced Stock Option Plan, the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, the 2000 Employee Plan and the 2001 Employee Stock Purchase Plan, and in the Registration Statement (Amendment No. 1 to Form S-3 number 333-74812) of PacifiCare Health Systems, Inc. and in the related Prospectus of our report dated April 24, 2002 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2002 and 2001.

                                         ERNST & YOUNG LLP

Irvine, California
May 2, 2002